UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 16, 2023

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

13 Paul Lending Loan

On August 16, 2023, NovAccess Global Inc. (“NovAccess” or the “company”) entered into a securities purchase agreement (the “13 Paul SPA”) with 13 Paul Lending LLC (“13 Paul”) and issued a convertible promissory note in the original principal amount of $55,000 (the “13 Paul note”) to 13 Paul pursuant to the 13 Paul SPA. The loan funded on August 16, 2023. NovAccess will use the proceeds of the loan for general working capital purposes.

NovAccess provided typical representations and agreed to standard covenants pursuant to the 13 Paul SPA. The 13 Paul SPA does not include any financial covenants.

The 13 Paul note bears interest at 8% a year and is due on August 16, 2024. NovAccess may prepay the 13 Paul note upon payment of a prepayment penalty ranging from 15-25% of the amount outstanding on the 13 Paul note when prepaid. Under the terms of the 13 Paul note, NovAccess may not sell a significant portion of its assets without the approval of 13 Paul, must comply with the company’s reporting requirements under the Securities Exchange Act of 1934, and must maintain the listing of the company’s common stock on the OTCQB Market or other exchange. NovAccess’ failure to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default, the 13 Paul note will bear interest at 22% and 13 Paul will be entitled to its costs of collection.

Beginning on February 12, 2024, 13 Paul may convert the amount outstanding under the 13 Paul note into shares of NovAccess common stock at a conversion price equal to 65% of the average of the three lowest closing prices of the stock during the fifteen trading days before the conversion date.

The 13 Paul SPA and note are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

1800 Diagonal Loan

On August 17, 2023, NovAccess entered into a securities purchase agreement (the “1800 SPA”) with 1800 Diagonal Lending LLC (“1800 Diagonal”) and issued a convertible promissory note in the original principal amount of $55,000 (the “1800 note”) to 1800 Diagonal pursuant to the 1800 SPA. The loan funded on August 17, 2023. NovAccess will use the proceeds of the loan for general working capital purposes.

NovAccess provided typical representations and agreed to standard covenants pursuant to the 1800 SPA. The 1800 SPA does not include any financial covenants.

The 1800 note bears interest at 8% a year and is due on August 17, 2024. NovAccess may prepay the 1800 note upon payment of a prepayment penalty ranging from 15-25% of the amount outstanding on the 1800 note when prepaid. Under the terms of the 1800 note, NovAccess may not sell a significant portion of its assets without the approval of 1800 Diagonal, must comply with the company’s reporting requirements under the Securities Exchange Act of 1934, and must maintain the listing of the company’s common stock on the OTCQB Market or other exchange. NovAccess’ failure to comply with any of these covenants, among other matters, would constitute an event of default. Upon an event of default, the 1800 note will bear interest at 22% and 1800 Diagonal will be entitled to its costs of collection.

Beginning on February 13, 2024, 1800 Diagonal may convert the amount outstanding under the 1800 note into shares of NovAccess common stock at a conversion price equal to 65% of the average of the three lowest closing prices of the stock during the fifteen trading days before the conversion date.

The 1800 SPA and note are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuances of the 13 Paul note and 1800 note were exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01  Financial Statements and Exhibits.

Exhibit 10.1  Securities Purchase Agreement dated August 16, 2023 between NovAccess Global Inc. and 13 Paul Lending LLC

Exhibit 10.2  Convertible Promissory Note dated August 16, 2023 in the original principal amount of $55,000 issued by NovAccess Global Inc. to 13 Paul Lending LLC

Exhibit 10.3  Securities Purchase Agreement dated August 17, 2023 between NovAccess Global Inc. and 1800 Diagonal Lending LLC

Exhibit 10.4  Convertible Promissory Note dated August 17, 2023 in the original principal amount of $55,000 issued by NovAccess Global Inc. to 1800 Diagonal Lending LLC

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: August 18, 2023	/s/ Dwain K. Irvin
By: Dwain K. Irvin, Chief Executive Officer